UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2025

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

85 New Hampshire Avenue, Suite 150, Portsmouth, New Hampshire
(Address of Principal Executive Offices)
03801
(Zip Code)

(617) 535-4766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 21, 2025, the board of directors (the “Board”) of the Company elected Christie Kelly, age 64, to serve as a director of the Company effective immediately. There are no arrangements or understandings between Ms. Kelly and any other persons pursuant to which she was elected as a director, and Ms. Kelly has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Kelly does not have a family relationship with any member of the Board or any executive officer of the Company. Effective immediately, Ms. Kelly will serve on the Audit Committee of the Board.

Ms. Kelly is an accomplished, three-time Fortune 500 CFO in the real estate sector with extensive experience in finance and strategy. From 2021 to 2023, Ms. Kelly served as Executive Vice President, Chief Financial Officer and Treasurer of Realty Income Corporation, a publicly traded triple-net lease REIT. From 2013 to 2018, Ms. Kelly served as EVP and Global Chief Financial Officer of Jones Lang LaSalle Incorporated, a publicly traded financial and professional services firm specializing in real estate. Prior to that, she served as EVP and Chief Financial Officer of Duke Realty Corporation, a publicly traded industrial REIT, from 2009 to 2013. Ms. Kelly also held senior leadership positions at Lehman Brothers and General Electric during her career. Ms. Kelly has served on the board of Park Hotels & Resorts, a publicly traded lodging REIT, since 2016. Since 2013, she has served on the board of Kite Realty Group Trust, a publicly traded REIT. Since September 2025, Ms. Kelly has served on the board of Legence Corporation, a publicly traded company. She also serves on the private board of Gilbane, Inc. Ms. Kelly has a Bachelor of Arts in Economics from Bucknell University.

For her service as a director, Ms. Kelly will be entitled to the compensation that the Company generally provides to its non-employee directors. A summary of the Company’s currently-effective compensation plan for non-employee directors (the “Director Compensation Plan”) is filed as Exhibit 10.53 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). Ms. Kelly will also be able to participate in the Iron Mountain Incorporated Directors Deferred Compensation Plan, which is filed as Exhibit 10.54 to the 2024 Annual Report. Effective immediately, pursuant to the Director Compensation Plan, Ms. Kelly will receive a prorated annual grant of restricted stock units (“RSUs”) under the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. Each RSU represents the right to receive one full share of the Company’s common stock, and the RSUs will vest immediately upon grant.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

101    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Michelle Altamura
Name:	Michelle Altamura
Title:	Executive Vice President, General Counsel and Secretary

Date: October 21, 2025